UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2021

CNB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39472	25-1450605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (814) 765-9621

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	CCNE	The NASDAQ Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 7.125% Series A Non-Cumulative, Perpetual Preferred Stock)	CCNEP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2021, CNB Financial Corporation (the “Corporation”), the parent company of CNB Bank, adopted a Defined Contribution Plan for Tito Lima, the Corporation’s Chief Financial Officer and Treasurer (the “Plan”), pursuant to which the Corporation will make certain annual contributions to the Plan on Mr. Lima’s behalf, which will be paid to Mr. Lima following his termination of employment from the Corporation or, if earlier, upon him becoming disabled. The Plan is effective as of January 2, 2022 (the “Effective Date”).

Pursuant to the Plan, the Corporation will contribute an amount to the Plan each January 1, commencing on the Effective Date, until Mr. Lima’s service with the Corporation terminates, equal to 20% of Mr. Lima’s annual base salary. Mr. Lima will be 0% vested in the contributions made by the Corporation to the Plan until the earliest to occur of one of the following events, at which time he will be 100% vested in such contributions: (i) his attainment of five years of service with the Corporation; (ii) his death or “disability” (as defined in the Plan); or (iii) a “change in control” (as defined in the Plan) of the Corporation. Mr. Lima may elect to receive payment of his vested amounts under the Plan in either a lump sum or in annual installments for a period of ten years, provided that if Mr. Lima’s service with the Corporation terminates prior to his attainment of age 65, other than by retirement, then his vested amounts under the Plan will be paid in a lump sum. Payments of vested amounts under the Plan will be made or commence within 90 days following the later of Mr. Lima’s termination of service from the Corporation or his attainment of age 65, provided that if Mr. Lima becomes disabled, then payments will be made or commence within 90 days following his disability. Notwithstanding the previous sentence, if Mr. Lima dies prior to payments commencing under the Plan, then he will receive payment of his vested amounts in a lump sum within 90 days following his death, and if Mr. Lima’s service with the Corporation terminates within one year following a change in control of the Corporation, then he will receive payment of his vested amounts in a lump sum within 90 days following his termination of service. Amounts contributed to the Plan by the Corporation will be credited with earnings each December 31 at a fixed rate of 4%.

The Board of Directors of the Corporation may, in its sole discretion and at any time, amend or terminate the Plan, provided that no such amendment or termination may adversely affect the rights or benefits of Mr. Lima under the Plan without his prior written consent.

The Plan is considered an unfunded plan for tax purposes and a “top hat” plan for purposes of ERISA. All obligations arising under the Plan are payable from the general assets of the Corporation.

The Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Plan herein is a summary of the material terms, does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1*	Defined Contribution Plan for Tito L. Lima, effective as of January 2, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

CNB Financial Corporation has omitted certain schedules pursuant to Item 601(a) of Regulation S-K and shall furnish supplementally to the SEC copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB FINANCIAL CORPORATION

Date: January 4, 2022	By:	/s/ Tito L. Lima
Tito L. Lima
Treasurer